SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act Of 2004

Date of report (date of earliest event reported): January 29, 2008

MAGNITUDE INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

33-20432	75-2228828
(Commission File Number)	(IRS Employer Identification No.)

1250 Route 28, Branchburg, New Jersey 08876
(Address of principal executive offices) (Zip Code)

(908) 927-0004
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Amendment of Material Definitive Agreement
Item 3.02 Unregistered Sales of Equity Securities

On January 30, 2008, Registrant, its wholly owned subsidiary, Kiwibox Media, Inc., and the original three Kiwibox shareholders signed a Standstill Agreement, extending Registrant’s deadline to meet its investment commitment to the Kiwibox business as well as suspending Kiwibox’s right to rescind its agreement with Registrant, from January 31, 2008 to February 10, 2008. Due to the recent and continuing volatility in the World’s equity stock markets, Registrant and the Kiwibox shareholders agreed that it was in their respective best interests to give Tell Capital AG, Registrant’s Swiss based investor, additional time to make its equity investment commitment of $1,340,000, originally due on or before January 31, 2008.

On January 28, 2007, Registrant received $110,000 in subscription funds from Tell Capital AG and will issue 2,200,000 “units” at the subscription price of $.05 per unit. Each unit is comprised of one restricted common share and one 5-year warrant to purchase a common share at the exercise price of $.07. In connection with the issuance of the above described unregistered securities, Registrant relied upon the exemptions from the registration requirements of the Securities Act provided by Regulation D and Section 4(2) thereof: private sales of securities not involving a public offering. Both accredited investors had pre-existing relationships with the Registrant as shareholders and investors.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.31 Standstill Letter Agreement, dated as of January 30, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAGNITUDE INFORMATION SYSTEMS, INC.

Date: February 1, 2008	By:	/s/ Edward L. Marney
Edward L. Marney
President and Chief Executive Officer